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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 26, 2008

                            BULLION RIVER GOLD CORP.
             (Exact name of registrant as specified in its charter)

              NEVADA                   333-85414               98-0377992
              ------                   ---------               ----------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

                         3500 Lakeside Court, Suite 200
                               RENO, NEVADA 89509
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (775) 324-4881
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 26, 2008, Bullion River Gold Corp. ("Bullion River" or the "Company") entered into an Employment Agreement with Timothy A. Callaway, whereby Mr. Callaway will serve as the Company's new President and Chief Executive Officer. The material terms and conditions of Mr. Callaway's appointment are reported under Item 5.02 and incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On June 26, 2008, Bullion River entered into an Employment Agreement with Timothy A. Callaway, appointing Mr. Callaway President and Chief Executive Officer ("CEO") of the Company, to commence on July 1, 2008 (the "Employment Agreement").

         Pursuant to the terms of the Employment Agreement, Mr. Callaway's employment as President and CEO of the Company will commence on July 1, 2008 and will continue until terminated pursuant to the terms of the Employment Agreement, but no later than December 31 of the year in which Mr. Callaway turns 70 years of age. Mr. Callaway will receive an annual salary of $165,000, which will automatically increase to $185,000 per year on January 1, 2009, and $240,000 per year on January 1, 2010. During the term of his employment, Mr. Callaway will receive certain standard employee benefits generally available to all other officers and employees of the Company. Further, under the terms of the Employment Agreement, the Company has the right to terminate Mr. Callaway's employment immediately for cause and upon 60 days prior written notice without cause. In the event Mr. Callaway is terminated without cause, he will be entitled to a severance benefit equal to one year's annual salary, increasing one year for each year of employment up to a maximum severance benefit equal to four years' annual salary at the then current rate of compensation. Mr. Callaway has the right to terminate the Employment Agreement at any time upon 30 days prior written notice to the Company. In the event Mr. Callaway elects to terminate the Employment Agreement, the Company will not be obligated to pay any severance benefit. Notwithstanding any other provisions, in the event the Company terminates the Employment Agreement within six months of a "change in control" (being defined as the issuance of 33% or more of the issued and outstanding capital stock of the Company in connection with a merger, consolidation or other business combination, or if the Company is acquired in a merger or other business combination in which the Company is not the survivor), then the Company shall pay Mr. Callaway a severance benefit equal to four years' annual salary at the then current rate of compensation. In addition, if Mr. Callaway terminates the Employment Agreement within six months of a change in control after determining that the policies and procedures of the Board of Directors are unacceptable, then the Company shall pay Mr. Callaway a severance benefit equal to one year's salary.

         Other than his compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Callaway or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Callaway has no family relationships with any director or executive officer of the Company.

         For further information regarding Mr. Callaway's appointment as President and CEO, please see the Employment Agreement, attached hereto as
Exhibit 10.1 and incorporated herein by reference.

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SECTION 9- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (D) EXHIBITS. The following exhibits are furnished with this Current Report on Form 8-K:

      EXHIBIT NO  EXHIBIT DESCRIPTION

         10.1 Employment Agreement between Bullion River Gold Corp. and Timothy A. Callaway, entered into June 26, 2008 to commence effective July 1, 2008

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BULLION RIVER GOLD CORP.
                                           a Nevada corporation

Dated:  July 2, 2008                      /s/ Timothy A. Callaway
                                           --------------------------
                                           Timothy A. Callaway
                                           President and Chief Executive Officer